SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Copies to:

Gregory Sichenzia, Esq.

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Securities

On September 23 and September 26, 2005, DrugMax, Inc. (the “Company”) entered into securities purchase agreements to sell to certain qualified institutional buyers and accredited investors an aggregate of 44,093,432 shares of the Company’s common stock for an aggregate purchase price of $51,104,340. In addition, the investors will receive warrants to purchase an aggregate of 22,046,715 shares of common stock of the Company. The offering was executed in two traunches. A purchase agreement for the first traunch was executed on September 23, 2005, for an aggregate of $47,814,265. The unit price of the common stock and corresponding warrant was $1.1525. The warrants are exercisable for a period of five years from the closing date at an exercise price of $1.09 per share. A purchase agreement for the second traunch executed on September 26, 2005, for an aggregate of $3,290,075. The unit price of the common stock and corresponding warrant was $1.2625. The warrants are exercisable for a period of five years from the closing date at an exercise price of $1.20 per share. The closing of the transactions will occur on or about October 3, 2005, upon increase of the number of authorized shares of the Company’s common stock to 100,000,000.

The Company will enter into a registration rights agreement with the investors to register the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Subject to the terms of the registration rights agreement, the Company is required to file the registration statement with the Securities and Exchange Commission within 30 days of the closing, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The aggregate commissions and expenses payable in connection with the private placement will be approximately $3,750,000.

The Company will not have sufficient authorized but unissued or reserved shares of Common Stock to permit the complete exercise of all warrants sold in the above described offering. As a result, on September 27, 2005, holders of a majority of the Company’s outstanding shares of Common Stock acted upon written consent to authorize an increase in the maximum number of shares of Common Stock issuable by the Company from 100,000,000 to 200,000,000. The Company intends to file an Information Statement with the Securities and Exchange Commission in the next three days to disclose the actions of the majority shareholders and will distribute such Information Statement to all shareholders.

Redemption of Series A Preferred Stock

On September 26, 2005, the Company entered into agreements with certain holders of its Series A Preferred Stock pursuant to which the holders agreed to have their shares of Series A Preferred Stock redeemed for cash upon the closing of the sale of the securities described above. The redemption price shall be 100% of the stated value of the Series A Preferred Stock. In connection with the redemption, the holders also agreed:

•	to waive any right of first refusal, participation or similar right they may have had with respect to the offering described above or any other offerings by the Company; and

•	to amend the terms of the warrants issued to the purchasers of Series A Preferred Stock to reduce the exercise price to $1.09 and to remove any right to further adjustment of the exercise price (other than equitable adjustments).

In addition, the Company agreed to issue approximately 500,000 shares of Common Stock to certain holders of its Series A Preferred Stock. The closing of the agreements with the Series A Preferred Stock holders will become effective on or about October 3, 2005, concurrently with the closing of the offering described above.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2005, DrugMax received a letter from Nasdaq indicating that for the last 10 consecutive trading days, DrugMax’s market value of listed securities has been below $35 million, as required for continued listing on the Nasdaq SmallCap Market by Marketplace Rule 4310(c)(2)(B)(ii). As of September 21, 2005, DrugMax’s market value of listed securities was approximately $23 million. Nasdaq is providing DrugMax with 30 calendar days to regain compliance with this rule. If at any time before October 24, 2005, the market value of DrugMax’s listed securities is $35 million or more for a minimum of 10 consecutive business days, Nasdaq will determine that DrugMax complies with the rule. If compliance is not demonstrated by October 24, 2005, Nasdaq will provide written notification that DrugMax’s securities will be delisted, at which time, DrugMax may appeal Nasdaq’s determination.

Nasdaq’s letter also identifies that DrugMax is not in compliance with the alternative Marketplace Rules 4310(c)(2)(B)(i) or 4310(c)(2)(B)(iii), which require, respectively, minimum stockholders’ equity of $2.5 million and net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Nasdaq’s continued listing requirements require DrugMax to satisfy at least one of the three subsections of Rule 4310(c)(2)(B) to remain listed on the Nasdaq SmallCap Market.

DrugMax believes that it will immediately regain compliance with both subsections (i) and (ii) of Rule 4310(c)(2)(B) upon the closing of the private placement of common stock discussed above as the capital infusion will increase the market value of listed securities to over $35 million and increase DrugMax’s stockholders’ equity to over $2.5 million. Accordingly, upon the closing of the private placement, which is scheduled to occur on October 3, 2005, DrugMax believes it will be in full compliance with the continued listing requirements of the Nasdaq SmallCap Market.

Item 8.01. Other Events

On September 22, 2005, DrugMax executed a commitment letter agreement with Wells Fargo Retail Finance, LLC (“Wells Fargo”), pursuant to which Wells Fargo, subject to standard conditions precedent, including without limitation the entry of definitive loan agreements satisfactory to Wells Fargo and the absence of a material adverse event affecting DrugMax, has committed to provide DrugMax with a senior secured revolving credit facility consisting of up to $65 million. Assuming all conditions precedent are met, of which there can be no assurance, the closing of the new credit facility is scheduled to take place on or before October 30, 2005. The proceeds of the Wells Fargo facility are anticipated to be used to repay DrugMax’s existing line of credit with General Electric Capital Corporation and to provide financing for working capital, letters of credit, capital expenditures, potential acquisitions and other general corporate purposes.

Further, on September 26 and 27, 2005, DrugMax issued press releases announcing the Nasdaq letter, the commitment letter received from Wells Fargo, the common stock private placement and Series A Preferred Stock redemption discussed above. A copy of these press releases are furnished as Exhibits 99.1 and 99.2 to this report and is incorporated into this form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Securities Purchase Agreement among DrugMax, Inc. and various Investors, dated as of September 23, 2005

10.2	Form of Securities Purchase Agreement among DrugMax, Inc. and various Investors, dated as of September 26, 2005

10.3	Form of Agreement between DrugMax, Inc. and holders of Series A Preferred Stock

99.1	Press Release dated September 26, 2005

99.2	Press Release dated September 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: September 27, 2005